Exhibit 1.12
[Translation]
QUEBECOR MÉDIA INC.
(the “Company”)
BY-LAW 2007-1
amending the share capital of the Company
     WHEREAS, the share capital of the Company is comprised of an unlimited number of common shares and cumulative first preferred shares, Series A to F, all without par value;
     WHEREAS, it is appropriate and in the interests of the Company that its share capital be amended as set forth below;
     NOW THEREFORE,
     1. The share capital of the Company is hereby amended by:
(i)	creating an unlimited number of a seventh series of Cumulative First Preferred Shares, without par value, being Series G Shares;

(ii)	establishing the rights, privileges, restrictions and terms attaching to the Series G Shares as set forth in Schedule 1 hereto which forms an integral part hereof; and

(iii)	amending the rights, privileges, conditions and restrictions attaching to the Series F shares set out in Schedule 1 to the Articles of Amendment of the Company dated January 14, 2005 so as to add thereto at the end of the said Schedule 1 the following paragraphs providing for a conversion right:
“8. Conversion
Each issued and outstanding Series F Share may, at any time up to and including January 31, 2007, at the option of the holder, be converted into one Series G Share.
The conversion right of the Series F Shares set out in the preceding paragraph shall be exercisable by notice in writing sent to the Company at its head office, and such notice shall be accompanied by the certificate or certificates representing the Series F Shares which the holder wishes to convert. Such notice shall be signed by the holder or his representative and shall specify the number of Series F Shares which the holder wishes to convert; if part only of the Series F Shares represented by the certificate

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or certificates accompanying the notice are to be converted, the holder shall have the right to receive, at the Company’s expense, a new certificate representing the Series F Shares included in the certificate or certificates sent as aforementioned which are not to be converted.
Upon any conversion of Series F Shares, the certificate representing the shares resulting from the conversion shall be issued in the name of the holder of the converted shares. The right of a holder of Series F Shares to convert his shares pursuant to this paragraph 8 shall be deemed to have been exercised, and the holder of the shares to be converted shall be deemed to have become a holder of the shares resulting from the conversion, for all purposes, on the date or dates of surrender of the certificate or certificates representing the shares to be converted accompanied by notice in writing as referred to in the preceding paragraph, notwithstanding any delay in the delivery of the certificate representing the shares resulting from the conversion.”
     2. The Articles of Amendment of the Company, in the form set forth as Annex A hereto, which forms an integral part hereof, are hereby adopted.
     3. Any director of the Company may, prior to the effectiveness of the Certificate of Amendment issued by the Quebec Enterprise Registrar, rescind this by-law.
     4. Pursuant to this by-law, any director of the Company is hereby authorized and has the power to sign and deliver, for and on behalf of the Company, the Articles of Amendment and all such notices or documents required in respect thereof and to file with the Quebec Enterprise Registrar, and is also authorized to do such other acts and things as he or she may deem necessary or appropriate to give effect to this by-law.

Adopted	on January 9, 2007.
In witness whereof, the President and Chief Operating Officer and Assistant Secretary of the Company.

President and Chief Operating Officer,

/s/ Pierre Francoeur
Pierre Francoeur

Assistant Secretary,

/s/ Claudine Tremblay
Claudine Tremblay

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SCHEDULE 1
QUEBECOR MÉDIA INC. / QUEBECOR MEDIA INC.
CUMULATIVE FIRST PREFERRED SHARES, SERIES G
In addition to the rights, privileges, conditions and restrictions attaching to the Cumulative First Preferred Shares, the Cumulative First Preferred Shares, Series G (“Series G Shares”) shall carry the following rights, privileges, conditions and restrictions:
1 Number of Series G Shares Available For Issue
The Company shall be authorized to issue an unlimited number of Series G Shares which shall carry the rights, privileges, conditions and restrictions described herein and be designated as the “Cumulative First Preferred Shares, Series G”.
2 Dividends
The holders of record of the Series G Shares shall be entitled to receive, in each fiscal year of the Company, fixed cumulative preferential dividends at the rate of 10.85 % per share per annum, calculated daily on the Redemption Price (as hereinafter defined) of the Series G Shares. The said dividends shall be cumulative from the respective dates of issue of each Series G Share.
For greater certainty, it is hereby declared that (a) wherever used in this Section 2, the expression “dividends at the rate of 10.85 % per share per annum” shall mean, in respect of Series G Shares, dividends computed at that rate for at least the number of days during which such share was outstanding during the fiscal year in respect of which the computation is being made and (b) nothing herein contained or implied shall require prorating of dividends in respect of any shares not outstanding for the whole of any period for or in respect of which such dividends are being accumulated. The directors of the Company may, however, in their discretion, prorate dividends in respect of any shares not outstanding for the whole of any period for or in respect of which dividends are being accumulated if such right of prorating was reserved by the Company at the time of the issue of such shares.
All dividends declared on the Series G Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in each year, at such place as the directors of the Company may determine from time to time, in cash or by certified cheque, bank draft or wire transfer, provided that in respect of any payment of dividends denominated in a currency other than Canadian, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
The holders of Series G Shares shall only be entitled to receive the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Series G Shares unless all dividends which shall have become payable on the Series G Shares have been paid or set aside for payment.

3 Liquidation
In the event of the liquidation, dissolution or reorganization of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Series G Shares shall be entitled to receive, in preference to the holders of Common Shares, an amount equal to the Redemption Price (as hereinafter defined) of each Series G Share held and any accumulated and unpaid dividends with respect thereto.
4 Voting Rights
Holders of Series G Shares shall not be entitled to receive notice of, and to attend or vote at, any meeting of the shareholders of the Company, unless the Company shall have failed to pay eight (8) semi-annual dividends on the Series G Shares, whether or not consecutive. In that event and only for so long as any such dividends remain in arrears, the holders of Series G Shares shall be entitled to receive notice of, and to attend and vote at, all shareholders’ meetings, except meetings at which only holders of another specified series or class of shares are entitled to vote. At each such meeting, each Series G Share shall entitle the holder thereof to one (1) vote.
5 Retraction Rights
Each holder of Series G Shares shall be entitled, at its discretion, upon prior written notice of not less than one (1) business day to the Company, to require the Company to redeem all or part of such holder’s Series G Shares for an aggregate amount equal to the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Series G Shares of the certificate(s) representing such number of Series G Shares to be redeemed (the date on which such presentation and surrender occurs being the “Retraction Date”). As of the Retraction Date, the Series G Shares shall be considered redeemed and the Company shall pay to such holder of Series G Shares the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, in the manner described in Section 7. In the event the Company is unable to pay the Redemption Price of the Series G Shares as of the Retraction Date, it shall forthwith give the holder of Series G Shares written notice thereof.
6 Redemption Rights
The Company shall have the right, at its option, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time any of the Series G Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Series G Shares of an aggregate amount equal to the Redemption Price (as hereinafter defined) plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid. In the case of partial redemption, the Series G Shares to be redeemed shall be selected pro rata among the holders of all the Series G Shares then outstanding, except that, with the consent of all the holders of Series G Shares, the shares to be redeemed may be selected in any other manner.

The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice to each then registered holder of Series G Shares, of the Company’s intention to redeem the same. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur, and in the case of partial redemption, the number of shares to be redeemed from each such holder of Series G Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Series G Shares called for redemption is deposited with the Company’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Series G Shares shall, after the Redemption Date, have no right in or against the Company except the right to receive payment of the Redemption Price plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid, in the manner described in Section 7, on presentation and surrender of the certificate(s) representing such number of shares to be redeemed.
7 Redemption Price
The Redemption Price of the Series G Shares shall be an amount equal to $1,000 per Series G Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian, for the purpose of this Section 7, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
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[TRANSLATION]
Annex A

Articles of Amendment Companies Act (R.S.Q., c.C-38, Part IA)

Québec enterprise number

NEQ	1	1	4	9	5	0	1	9	9	2

1. Name      –    Enter the new name of the company, if changed, and enter the previous name in section 5.
or
-	Enter the current name, if you are keeping it, and write N.A. in section 5.

QUEBECOR MEDIA INC. / QUEBECOR MÉDIA INC.

Mark and X in this box if you are apply for a designating number (numbered company) rather than a name ☐

2. The articles of the company are amended as follows:

  Annexes 1 and 2 attached hereto form an integral part hereof.
3. Effective date (if later than that on which the articles of amendement are filed):

Date following that of the filing date:

	Year				Month		Day

	2	0	0	7	0	1	1	3

4. Amendment of articles under sections 123.140 and following of the Companies Act

Mark an X if the application for amendment is presented to correct an illegal or irregular element, or to include a provision required under the Companies Act:
•	where the correction or insertion does not affect the rights of the shareholders or creditors (sec. 123.140);........ ☐
•	where the correction or insertion may affect the rights of the shareholders or creditors — append copy of judgment (sec. ☐123.141).
Effective date (the amendment will be retroactive to the date of the certificate accompanying the articles being amended), unless these articles or the judgment provides for a later date)
5. Name prior to the amendment (if different than the one mentioned in section 1)

N/A

Do not write in this space

Québec
Signature of Authorized Director
Filed on	If you need more space, attach an appendix in two copies, identify the relevant section, and number the pages, if any.
THE ENTERPRISE REGISTRAR

RETURN BOTH COPIES OF THIS FORM TOGETHER WITH YOUR PAYMENT.
DO NOT SEND BY FAX.
     01104-1 (2004-10)■

ANNEX 1
TO THE ARTICLES OF AMENDMENT OF
QUEBECOR MÉDIA INC. / QUEBECOR MEDIA INC.
NOW THEREFORE,
1. The share capital of the Company is hereby amended by:
(i) creating an unlimited number of a seventh series of Cumulative First Preferred Shares, without par value, being Series G Shares;
(ii) establishing the rights, privileges, restrictions and terms attaching to the Series G Shares as set forth in Schedule 1 hereto which forms an integral part hereof; and
(iii) amending the rights, privileges, conditions and restrictions attaching to the Series F shares set out in Schedule 1 to the Articles of Amendment of the Company dated January 14, 2005 so as to add thereto at the end of the said Schedule 1 the following paragraphs providing for a conversion right:
“8. Conversion
Each issued and outstanding Series F Share may, at any time up to and including January 31, 2007, at the option of the holder, be converted into one Series G Share.
The conversion right of the Series F Shares set out in the preceding paragraph shall be exercisable by notice in writing sent to the Company at its head office, and such notice shall be accompanied by the certificate or certificates representing the Series F Shares which the holder wishes to convert. Such notice shall be signed by the holder or his representative and shall specify the number of Series F Shares which the holder wishes to convert; if part only of the Series F Shares represented by the certificate or certificates accompanying the notice are to be converted, the holder shall have the right to receive, at the Company’s expense, a new certificate representing the Series F Shares included in the certificate or certificates sent as aforementioned which are not to be converted.
Upon any conversion of Series F Shares, the certificate representing the shares resulting from the conversion shall be issued in the name of the holder of the converted shares. The right of a holder of Series F Shares to convert his shares pursuant to this paragraph 8 shall be deemed to have been exercised, and the holder of the shares to be converted shall be deemed to have become a holder of the shares resulting from the conversion, for all purposes, on the date or dates of surrender of the certificate or certificates representing the shares to be converted accompanied by notice in writing as referred to in the preceding paragraph, notwithstanding any delay in the delivery of the certificate representing the shares resulting from the conversion.”

ANNEX 2
TO THE ARTICLES OF AMENDMENT OF
QUEBECOR MÉDIA INC. / QUEBECOR MEDIA INC.
CUMULATIVE FIRST PREFERRED SHARES, SERIES G
In addition to the rights, privileges, conditions and restrictions attaching to the Cumulative First Preferred Shares, the Cumulative First Preferred Shares, Series G (“Series G Shares”) shall carry the following rights, privileges, conditions and restrictions:
1 Number of Series G Shares Available For Issue
The Company shall be authorized to issue an unlimited number of Series G Shares which shall carry the rights, privileges, conditions and restrictions described herein and be designated as the “Cumulative First Preferred Shares, Series G”.
2 Dividends
The holders of record of the Series G Shares shall be entitled to receive, in each fiscal year of the Company, fixed cumulative preferential dividends at the rate of 10.85 % per share per annum, calculated daily on the Redemption Price (as hereinafter defined) of the Series G Shares. The said dividends shall be cumulative from the respective dates of issue of each Series G Share.
For greater certainty, it is hereby declared that (a) wherever used in this Section 2, the expression “dividends at the rate of 10.85 % per share per annum” shall mean, in respect of Series G Shares, dividends computed at that rate for at least the number of days during which such share was outstanding during the fiscal year in respect of which the computation is being made and (b) nothing herein contained or implied shall require prorating of dividends in respect of any shares not outstanding for the whole of any period for or in respect of which such dividends are being accumulated. The directors of the Company may, however, in their discretion, prorate dividends in respect of any shares not outstanding for the whole of any period for or in respect of which dividends are being accumulated if such right of prorating was reserved by the Company at the time of the issue of such shares.
All dividends declared on the Series G Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in each year, at such place as the directors of the Company may determine from time to time, in cash or by certified cheque, bank draft or wire transfer, provided that in respect of any payment of dividends denominated in a currency other than Canadian, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
The holders of Series G Shares shall only be entitled to receive the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Series G Shares unless all dividends which shall have become payable on the Series G Shares have been paid or set aside for payment.

3 Liquidation
In the event of the liquidation, dissolution or reorganization of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Series G Shares shall be entitled to receive, in preference to the holders of Common Shares, an amount equal to the Redemption Price (as hereinafter defined) of each Series G Share held and any accumulated and unpaid dividends with respect thereto.
4 Voting Rights
Holders of Series G Shares shall not be entitled to receive notice of, and to attend or vote at, any meeting of the shareholders of the Company, unless the Company shall have failed to pay eight (8) semi-annual dividends on the Series G Shares, whether or not consecutive. In that event and only for so long as any such dividends remain in arrears, the holders of Series G Shares shall be entitled to receive notice of, and to attend and vote at, all shareholders’ meetings, except meetings at which only holders of another specified series or class of shares are entitled to vote. At each such meeting, each Series G Share shall entitle the holder thereof to one (1) vote.
5 Retraction Rights
Each holder of Series G Shares shall be entitled, at its discretion, upon prior written notice of not less than one (1) business day to the Company, to require the Company to redeem all or part of such holder’s Series G Shares for an aggregate amount equal to the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Series G Shares of the certificate(s) representing such number of Series G Shares to be redeemed (the date on which such presentation and surrender occurs being the “Retraction Date”). As of the Retraction Date, the Series G Shares shall be considered redeemed and the Company shall pay to such holder of Series G Shares the Redemption Price (as hereinafter defined) and any accumulated but unpaid dividends with respect thereto, in the manner described in Section 7. In the event the Company is unable to pay the Redemption Price of the Series G Shares as of the Retraction Date, it shall forthwith give the holder of Series G Shares written notice thereof.
6 Redemption Rights
The Company shall have the right, at its option, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time any of the Series G Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Series G Shares of an aggregate amount equal to the Redemption Price (as hereinafter defined) plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid. In the case of partial redemption, the Series G Shares to be redeemed shall be selected pro rata among the holders of all the Series G Shares then outstanding, except that, with the consent of all the holders of Series G Shares, the shares to be redeemed may be selected in any other manner.
The Company shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice to each then registered holder of Series G Shares, of the Company’s intention to redeem the same. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur, and in the case of partial redemption, the number of shares to be redeemed from each such holder of Series G Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Series G Shares called for redemption is deposited with the Company’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Series G Shares shall, after the Redemption Date, have no right in or against the Company except the right to receive payment of the Redemption Price plus all dividends accumulated on such Series G Shares being redeemed and remaining unpaid, in the manner described in Section 7, on presentation and surrender of the certificate(s) representing such number of shares to be redeemed.
7 Redemption Price
The Redemption Price of the Series G Shares shall be an amount equal to $1,000 per Series G Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian, for the purpose of this Section 7, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
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